UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

GLOBAL DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 South Flagler Drive, Suite 800 West
West Palm Beach, Florida 33401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 443-4740

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to the Current Report on Form 8-K of Global Digital Solutions, Inc., a New Jersey corporation, (the “Company”) originally filed with the Securities and Exchange Commission (“SEC”) on February 8, 2018 (the “Original 8-K”), is being filed solely for the purposes of correcting certain statements regarding the Pretrial Scheduling Order and Order Referring Case to Mediation dated February 5, 2018 (“Pretrial Order”), wherein the Company had incorrectly stated that such Pretrial Order was filed by the Company, when in fact it was filed by the court. In addition, the Pretrial Order was also intended to be filed with the SEC as an exhibit to the Original 8-K.

Except as described above, this Form 8-K/A does not modify or update disclosure in the Original Form 8-K. This Current Report on Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events.

Item 8.01. Other Events

On February 5, 2018, United States District Court Southern District of Florida filed a Pretrial Scheduling Order and Order Referring Case to Mediation dated February 5, 2018 for the Company’s lawsuit against Grupo Rontan Electro Metalurgica, S.A., et al. The Case No. is 18-80106-Civ-Middlebrooks/Brannon. The case is set for trial before U.S. District Judge Middlebrooks. The court has issued a schedule outlining various documents and responses that are to be delivered by the parties as part of the discovery plan.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Pretrial Scheduling Order and Order Referring Case to Mediation dated February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2018

GLOBAL DIGITAL SOLUTIONS, INC.

By:	/s/ William Delgado
Name: William Delgado
Title: Chief Executive Officer